UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 15, 2006

SONUS PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-26866	95-4343413
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

22026 20th Avenue S.E., Bothell, Washington   98021

(Address of principal executive offices)

(425) 487-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 18, 2006, the Company announced that Michael B. Stewart, M.D., its Senior Vice President and Chief Medical Officer is retiring, effective June 1, 2006. Following his retirement, Dr. Stewart will continue to work with the Company on an exclusive consulting basis through at least June 2007.

As a result of Dr. Stewart’s retirement, Richard Daifuku, M.D., Ph.D., 54, will serve as Vice President of Preclinical and Clinical Research and Acting Chief Medical Officer, effective June 1, 2006, and will report to Michael A. Martino, President and CEO of the Company. Dr. Daifuku has served as the Company’s Acting Vice President of Clinical Research since 2004. From 1998 to 2003, Dr. Daifuku served as President, Chief Science Officer and Chief Executive Officer of Koronis Pharmaceuticals. Dr. Daifuku had previous experience at Cetus and Amgen before becoming Vice President of Clinical Affairs for Targeted Genetics in 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONUS PHARMACEUTICALS, INC.

Date: May 19, 2006	By:	/s/ Alan Fuhrman
Alan Fuhrman
Senior Vice President and Chief Financial
Officer